Exhibit 10.12
EXECUTION COPY
SETTLEMENT AGREEMENT
     THIS SETTLEMENT AGREEMENT (the “Agreement”) is made as of the 19th day of May, 2009, by and among Sovereign Life Financing, LLC, a Delaware limited liability company (“Sovereign”), Imperial Premium Finance, LLC, a Florida limited liability company (“IPF”) (IPF and Sovereign are collectively referred to hereinafter as the “Sovereign Entities”) and Acorn Capital Group, LLC, a Delaware limited liability company (“Acorn”).
BACKGROUND FACTS
     A. Acorn, Sovereign and IPF were parties to a Credit Agreement dated as of April 4, 2007, as amended (the “Credit Agreement”).
     B. Sovereign and IPF filed a complaint against Acorn on December 3, 2008 in the Supreme Court of the State of New York, County of New York (the “Lawsuit”), asserting, among other things, a claim for breach of the Credit Agreement.
     C. On the terms and subject to the conditions of this Agreement, Sovereign, IPF and Acorn have agreed to settle and resolve all claims, differences and controversies between them as of the date of this Agreement, including but not limited to all causes of action asserted or that could have been asserted in the Lawsuit.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Background Facts. Each of the Parties to this Agreement acknowledges and stipulates that all of the foregoing recitations in the Background Facts are true, accurate and correct.

2.	Termination of Credit Agreement; Acknowledgement of Obligations; Releases; Cash Collateral.
               2.1. Termination of Credit Agreement and Other Documents. The parties hereto acknowledge that the Credit Agreement and all other prior agreements between Acorn and either of the Sovereign Entities, including but not limited to those documents listed in Exhibit A, are hereby terminated.
               2.2. Acknowledgement of Debt and Security Interests.
                    (i) Simultaneously with the execution of this Agreement, Sovereign will issue new notes in the form and subject to the provisions and terms set out on Exhibit B hereto (collectively, the “Notes”). Each Note issued hereunder will be for loans previously made by Acorn to pay premiums due on a particular Eligible Policy (as defined below). Such Notes shall be effective as of May 19, 2009. The Notes shall bear simple interest at 14.5% per annum. The principal amount of each Note, together with its maturity date and related Eligible Policy is listed in Exhibit C. Each holder of any Note shall be hereinafter referred to as a “Noteholder”.
                    (ii) The Sovereign Entities acknowledge and confirm that the Sovereign Entities’ respective obligations with respect to the Notes will be secured by properly perfected security interests in (i) the Underlying ILIT Loan Document (as defined below), as described in each particular Note, and (ii) the Sovereign Entities’ rights in and to the applicable universal life insurance policy relating to such ILIT Loan Document, as also described in each particular Note. For purposes of this Agreement, the universal life insurance policies listed on Exhibit C shall be hereinafter referred to collectively as the “Eligible Policies.” Eligible Policies with the Underlying ILIT Loan Documents and, in each case, proceeds thereof, shall be collectively referred to as the “Loan/Policy Collateral.” Any life insurance policies that have lapsed or do lapse due to Acorn’s failure to fund additional premiums for such policies are expressly excluded from the definition of Eligible Policies, and the Sovereign Entities shall have no obligations of any kind to Acorn or the Noteholder in connection with such lapsed policies. “Underlying ILIT Loan Documents” means (i) each promissory note issued or assigned to either of the Sovereign Entities in connection with a premium finance loan made by either Sovereign Entity to a borrower to permit such borrower to pay insurance premiums and related expenses on any of the Eligible Policies (each, an “ILIT Note”) and (ii) each loan application, loan agreement, security agreement, policy guaranty, collateral assignment and each other agreement, instrument or document executed or delivered to the Sovereign Entities in connection with an MIT Note, as each may be amended, supplemented or otherwise modified from time to time and all other loan documents and loan files of the Sovereign Entities directly related to the Loan/Policy Collateral.
                    (iii) To give effect to the security interests referred to in clause (b), each Note will contain a grant of a security interest to U.S. Bank, as collateral agent (together with its successors and assigns, the “Secured Party”) in the applicable Eligible Policy to be listed in each Note and to the related Underlying ILIT Loan Documents (collectively, the “Security Documents”).
               2.3. Releases; Release of Certain Collateral. In accordance with the Release. In accordance with the Release attached as Exhibit D, Sovereign, IPF and their respective affiliates, principals, officers and directors, are hereby fully released from any and all obligations with Acorn other than the obligations arising under this Agreement, the Notes and the Security Documents. Similarly, in accordance with the Release attached as Exhibit E, Acorn, its affiliates, principals, officers and directors, are also hereby released from any and all obligations with Sovereign or IPF, other than the obligations arising under this Agreement, the Notes and the Security Documents. Simultaneously with or prior to the execution of this Agreement, Sovereign shall execute and file a UCC-3 financing statement pursuant to which the UCC-1 #200705243115 filed with the Florida Secured Transaction Registry is assigned to the Secured Party as the new “secured party” thereunder, and Acorn shall cause the Secured Party within one (1) business day after the execution of this Agreement to amend such filing to reflect that its security interest is only in the Loan/Policy Collateral, as specified in each Note. Within one (1) business day of the execution this Agreement, Acorn shall also cause the Secured Party to amend any existing UCC or similar filings to reflect that its security interest is only in the Loan/Policy Collateral, as specified in each Note, including, without limitation, the filing of a UCC-3 with the Secretary of the State of Delaware to amend UCC-1 #20071309201 to reflect that its security interest is only in the Loan/Policy Collateral, as specified in each Note. Upon repayment in full of each Note, or upon satisfaction or cancellation of any Note pursuant to Section 6 of this Agreement, Acorn and/or the Noteholder shall execute or cause to be executed such documents as may be reasonably necessary to release and discharge the security interest, liens or encumbrances granted under such Note, including without limitation, the filing of a Uniform Commercial Code termination statement.

               2.4. Cash Collateral. The parties shall promptly cause all amounts deposited into the Cash Collateral Account (as defined in the Credit Agreement) to be released from the Cash Collateral Account and paid as follows: (i) $702,813 to Acorn; and (ii) the balance, which shall not be less than $1,531,639, to Sovereign. Following the release of all amounts deposited in the Cash Collateral Account, the parties shad take all such action as is necessary to terminate the Cash Collateral Account and the Master Account Agreement, dated April 4, 2007, between Sovereign Bank and Acorn. Unless the parties hereto agree otherwise in writing, this Agreement, the Releases issued by the Sovereign Entities and by Acorn, and the Notes shall become null and void if Sovereign does not receive the amounts due to Sovereign under this Section within ten (10) business days after the execution of this Agreement.
3.	Diligence and Reporting.
               3.1. Updated Information. As soon as commercially reasonable after, and by no later than thirty (30) days following the execution of this Agreement, Sovereign will provide Acorn two updated Life Expectancy Reports and an updated Illustration for each of the life insurance policies listed in Exhibit C. One Life Expectancy Report shall be from AVS and the other shall be from 21st Holdings, LLC d/b/a 21st Services. However, Sovereign will not have an obligation to provide Acorn updated Illustrations or Life Expectancy Reports in those cases where it cannot obtain the Illustrations or reports for reasons beyond Sovereign’s reasonable control (for example, when the insurance companies will not provide the Illustrations or when Sovereign cannot obtain the medical records necessary for an LE provider to issue an LE report).
               3.2. Reimbursement of Expenses. Acorn will reimburse Sovereign half of the expense incurred by Sovereign to obtain and provide to Acorn the Life Expectancy Reports and updated Illustrations. Acorn will pay Sovereign its share of said expense within 15 days of having received an invoice from Sovereign (together with backup documentation evidencing the expenses).
               3.3. Financial Statements. Sovereign shall deliver to Acorn (a) by June 30, 2009, a consolidated statement of financial position as of May 31, 2009; and (b) within forty-five (45) days of the end of a fiscal quarter or within sixty (60) days of the end of a fiscal year, Sovereign’s quarterly financial statements, which statements shall include a consolidated statement of financial position as of the end of the relevant fiscal quarter and a statement of operations and a statement of cash flows.
               3.4. Monthly Reports. On or before the fifth (5th) day of each month after the execution of this Agreement, Sovereign will provide Acorn a report that will include the following: (a) a list of all of the life insurance policies listed in Exhibit C that Sovereign in good faith expects to be in grace period during the month that the report is being issued and the following month; (b) Sovereign’s good faith estimate of the premiums that need to be paid to the insurers in order to keep each of the life insurance policies on the list in force; and (c) Sovereign’s good faith estimate of the dates that each of the premiums due must be received by the insurers in order to keep each of the policies on the list in force. Sovereign will attach to each report the grace period notices that Sovereign has received for each of the policies mentioned in each report. Sovereign may supplement any monthly report at any time.

               3.5. Disposition Events. Sovereign hereby represents and warrants that no Disposition Event (as defined in the Notes) has occurred with respect to any Eligible Policy or Underlying ILIT Loan Documents except as set forth on Exhibit H hereto.
4.	Funding of Eligible Policies.
               4.1. Notification by Acorn. Within ten (10) business days following its receipt from Sovereign of a completed Funding Notice (the “Notification Deadline”) in the form attached as Exhibit F, Acorn shall inform Sovereign, in writing, if it will fund the premiums that must be paid to the insurer for the Eligible Policy mentioned in the Funding Notice. However, Acorn shall have no such obligation unless (i) Sovereign complied with Section 3.1 and (ii) the “Projected Policy Lapse Date” mentioned on the. Funding Notice for the Eligible Policy is at least ten (10) or more days after the Notification Deadline.
               4.2. Policies Excepted from Section 4.1. For each Eligible Policy listed in Exhibit G, Acorn shall provide Sovereign written notice of its intention to fund (or not to fund) by the deadlines mentioned in Exhibit G.
               4.3. Use of Funding Notice. Acorn shall use the Funding Notice that it receives from Sovereign to provide notice to Sovereign if it will fund (or not fund) the premiums due on an Eligible Policy as required from Acorn by Sections 4.1 and 4.2. Acorn shall fill out Part II of the Funding Notice before returning the document to Sovereign.
               4.4. Supplemental Funding. When Acorn elects to fund the payment of premiums in accordance with a Funding Notice, 100% of the required funding shall be contributed by Acorn for the exclusive use to pay such premiums (the “Supplemental Funding”). Supplemental Funding shall be repaid as set forth below and shall bear simple interest at 14.5% per annum. Acorn shall make an election to provide Supplemental Funding by sending to Sovereign timely written response to a Funding Notice in accordance with Sections 4.1, 4.2 and 4.3. All amounts advanced by Acorn to fund a Supplemental Funding shall be due and payable by Sovereign on the earlier of (i) the date that is thirteen (13) months following the date on which the Supplemental Funding is advanced or (ii) the occurrence of an event of default under any other Note issued by Sovereign with respect to the related Eligible Policy. Each Supplemental Funding shall be subject to a new Note to be issued by Sovereign in the form set forth on Exhibit B. Each such Note issued will make reference to the Eligible Policy for which the Supplemental Funding is provided.
5.	Disposition of Eligible Notes and/or Eligible Policies.
               5.1. Lack of Timely Notification or Supplemental Funding. If: (i) Sovereign does not receive from Acorn a written response to a Funding Notice by the Notification Deadline for an Eligible Policy; (ii) Acorn responds to a Funding Notice by advising Sovereign that it will not fund the premiums for an Eligible Policy as required by the Funding Notice or (iii) Acorn does not fund premiums for an Eligible Policy as required by a Funding Notice, then the Sovereign Entities and Acorn agree to the following:
               (a) As soon as commercially reasonable, Sovereign will inform Acorn if it believes that it can sell to another party (i) its ILIT Note or Note, in either case that is related to such Eligible Policy (each, an “Eligible Note”) or (ii) such Eligible Policy. If Sovereign finds a purchaser for a particular Eligible Note or such Eligible Policy relating thereto, Sovereign will disclose to Acorn the following (collectively referred to as the “Note Sale Information”): (i) the purchase price that Sovereign is being offered for the Eligible Note or the Eligible Policy relating thereto; (ii) the fees, if any, that Sovereign and/or any of its affiliates will collect from the transaction; and (iii) the amounts that will be remitted by Sovereign to Acorn or the Noteholder in connection with the sale of the Eligible Note or the Eligible Policy relating thereto (the “Payment Amount”). Sovereign will also certify to Acorn that the purchaser is not affiliated to Sovereign, if that is the case.
               (b) Where the Payment Amount fully satisfies the current amount due for the particular Note issued hereunder in connection with such Eligible Policy, Acorn shall provide written consent to Sovereign for the sale within five (5) business days of receiving the Note Sale Information and in no event shall Acorn withhold consent. Where the Payment Amount is less than the then current amount due for the. particular Note, within five (5) business days of receiving the Note Sale Information, Acorn shall inform Sovereign in writing if it will consent to the proposed sale. In the event that Acorn consents, the sale will take place and Sovereign will remit to Acorn or the Noteholder the Payment Amount within two (2) business days after the closing. If a proposed sale does not go forward after Acorn’s consent, then the provisions of Section 5.1(c) shall apply.
               (c) In the event that Sovereign does not find a purchaser for a particular Eligible Note or the Eligible Policy relating thereto or Acorn does not timely consent to a sale proposed by Sovereign under Section 5.1(b), Acorn will:
                    (i) Arrange for the sale of the Eligible Note to a third party of Acorn’s choice. If Acorn identifies a buyer for the Eligible Note or Eligible Policy relating thereto, then Sovereign will take such actions as are reasonably necessary to help consummate such sale and promptly remit (or cause to remit) to Acorn or the Noteholder the lesser of (i) the then current amount due under the Note issued hereunder with respect to such Eligible Note or Eligible Policy or (ii) the sale proceeds received therefor; or
                    (ii) Offer the insured(s) or policy owners of the related Eligible Policy the option of continuing to pay the premiums thereon (and thus avoid the lapsing of the policy) in exchange for a release issued by both the owner of the policy and the insured(s) in a form approved by Acorn and the Sovereign Entities, which approval will not be unreasonably withheld or delayed.
     Acorn shall inform Sovereign in writing which of the two options mentioned in this Section 5.1(c) Acorn elects to pursue no later than five (5) business days before an Eligible Policy is scheduled to lapse. Should Acorn elect option (ii), Sovereign will use its best efforts to assist Acorn in obtaining necessary releases.
               5.2. Where Supplemental Funding Has Been Provided. Where Acorn has provided Supplemental Funding in accordance with Section 4.4 above, Acorn and Sovereign shall regularly confer in good faith to determine the most effective means by which to realize value from an Eligible Note or the Eligible Policy relating thereto. In addition:
               (a) Sovereign shall transmit to Acorn all offers received with respect to an Eligible Note or the Eligible Policy relating thereto within two (2) business days after such offers are received. In the event that Acorn directs Sovereign to accept an offer to purchase an Eligible

Policy or Eligible Note, Sovereign shall promptly consummate such sale, at which time the proceeds agreed to between Sovereign and Acorn shall be distributed to Acorn or the Noteholder.
               (b) Sovereign shall notify Acorn within two (2) business days after Sovereign is informed of the death of any insured under an Eligible Policy. The amount owed under a Note issued hereunder related to such Eligible Policy shall be paid to Acorn or the Noteholder within two (2) business days of Sovereign’s receipt of any proceeds on account of the death of the insured under such Eligible Policy.
6.	Cancellation of Notes and Acorn’s Duty to Return or Cause the Return of the Notes to Sovereign.
               6.1. When Sovereign pays, or causes someone to pay, Acorn or the Noteholder the amounts due under a Note issued by Sovereign under this Agreement, said Note shall be returned to Sovereign at the time that the Note is paid and the Note shall automatically be deemed satisfied, canceled, null and void.
               6.2. When Acorn consents to the sale of an Eligible Policy or an Eligible Note for less than the amount owed under the related Note issued hereunder, whether in accordance with Section 5.1(b), 5.1(c)(i) or otherwise, such Note shall be returned to Sovereign at the time that Acorn or the Noteholder is paid the amount consented to and said Note shall automatically be deemed satisfied, canceled, null and void.
               6.3. When Acorn receives an executed copy of the releases mentioned in Section 5.1(c)(ii), all Notes issued by Sovereign under this Agreement that refer to the Eligible Policy mentioned in the release shall automatically be deemed satisfied, canceled, null and void. Sovereign shall be returned the Note or Notes within five (5) business days of having requested its return from Acorn or the Noteholder.
               6.4. When (i) an Eligible Policy lapses because Acorn has not complied with this Agreement; (ii) Acorn has failed to provide timely notice under Section 5.1(c); or (iii) Acorn has elected to exercise the right that it has under this Agreement not to further fund an Eligible Policy, all Notes issued by Sovereign under this Agreement that refer to the Eligible Policy shall automatically be deemed satisfied, canceled, null and void. Sovereign shall be returned the Note or Notes within five (5) business days of having requested its return from Acorn.
               6.5. When Sovereign pays, or causes someone to pay , Acorn or the Noteholder the amounts due in accordance with Section 5.2(a), the Notes sold (or the Notes that mentioned the Eligible Policy sold) shall be returned to Sovereign at the time that Acorn or the Noteholder is paid and said Note shall automatically be deemed satisfied, canceled, null and void.
               6.6. Upon the occurrence of any of the events described in Sections 6.1, 6.2., 6.3, 6.4 or 6.5 above, NFF Partners LLC, a Delaware limited liability company (“NFF”) hereby agrees to assign all of its rights to the Eligible Policy, relating to the Notes being satisfied canceled, null and void, to Sovereign or to any other entity designated by Sovereign pursuant to written notice sent by Sovereign to NFF to the following address: Two Greenwich Office Park, Greenwich, CT 06831, Attention: Mark Sullivan and Attention: Bob Bucci.
7.	Dismissal of Complaint.

     Promptly after counsel of record for the Sovereign Entities receive from Acorn or its counsel a copy of this Agreement, duly executed and delivered by Acorn, bearing its authorized representative’s signature, and the amount of the Cash Collateral due to Sovereign under Section 2.4 is paid, Sovereign and IPF through their counsel shall move the Court in which the Lawsuit is pending to dismiss the Complaint with prejudice, and without the imposition of attorneys’ fees or costs.
8.	Mutual Representations.
               8.1. Acorn represent and warrants to Sovereign that no rights or obligations under any of the previous agreements between or among Acorn and any of the Sovereign Entities (including, but not limited to, the Credit Agreement) have been assigned by Acorn except to entities for whom Acorn is authorized to act hereunder. Acorn further represents that all assignees of Acorn have reviewed this Agreement and understand that the Sovereign Entities’ duties and obligations with Acorn and Acorn’s assignees are limited to the duties and obligations contained in this Agreement and the Notes.
               8.2. Sovereign represent and warrants to Acorn that no rights or obligations under any of the previous agreements between or among Acorn and any of the Sovereign Entities (including, but not limited to, the Credit Agreement) have been assigned by Sovereign.
9.	Miscellaneous Provisions.
               9.1. Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (i) when personally delivered, (ii) on the earlier of actual receipt thereof or five (5) days following posting thereof by certified mail, postage prepaid, return receipt requested, (iii) upon actual receipt thereof when sent by a recognized overnight delivery service, or (iv) upon actual receipt thereof when sent by facsimile. In each case the notice must be addressed to the applicable party at its address set forth below or at such other address as has been furnished in writing by such party to the other by like notice:

If to Sovereign:	Sovereign Life Financing, LLC
701 Park of Commerce Boulevard, Suite 301
Boca Raton, FL 33487
Attention: Mr. Jonathan Neuman
Telephone: 561-995-4202
Facsimile. 561-995-4203

with copy to:

Jesus E. Cuza
Greenberg Traurig, PA
401 East Las Olas Blvd.
Suite 2000
Fort Lauderdale, FL 33301
Telephone: 954-768-8241
Facsimile. 954-765-1477
If to IPF:

Imperial Finance, LLC
701 Park of Commerce Boulevard, Suite 301
Boca Raton, FL 33487
Attention: Mr. Jonathan Neuman
Telephone: 561-995-4202
Facsimile: 561-995-4203

with copy to:

Jesus E. Cuza
Greenberg Traurig, PA
401 East Las Olas Blvd.
Suite 2000
Fort Lauderdale, FL 33301
Telephone: 954-768-8241
Facsimile. 954-765-1477

If to Acorn:
Acorn Capital Group, LLC
Two Greenwich Office Park
Greenwich, CT 06831
Attention: Mark Sullivan
Telephone: (203) 661-0049
Facsimile: (203) 861-4250

U.S. Bank National Association, as Collateral Agent
60 Livingston Avenue
EP-MN-WS3D
St. Paul, Minnesota 55107
Attention: Structured Finance — Stewardship
Facsimile: (866) 831-7910
Confirmation: (651) 495 - 3855

with a copy to:

Acorn Capital Group, LLC
Two Greenwich Office Park
Greenwich, CT 06831
Attention: Mark Sullivan
Telephone: (203) 661-0049
Facsimile: (203) 861-4250
               9.2. Legal Fees, Additional Documentation and Further Actions. The parties shall bear their own legal fees and costs, including, without limitation, attorney’s fees and expenses, in connection with the Lawsuit and this Agreement. Each party agrees to execute and deliver any supplementary documents and instruments and to take any other actions that are required to implement, effectuate and give full force and effect to this Agreement.

               9.3. Merger. This Agreement embodies and sets forth the complete and definitive agreement of the parties hereto with respect to settlement of the Lawsuit and any other agreements to date as between them, and supersedes and displaces any prior or contemporaneous agreement, contract, arrangement or understanding between them. The Parties agree that there have been no representations or inducements for this settlement other than those specified in this Agreement. This Agreement may not be changed, altered, or modified except by a writing signed by all of the Parties. Under no circumstances may this Agreement be orally modified.
               9.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. In the event of any litigation regarding enforcement of this Agreement, the Parties consent to jurisdiction and agree that such action may be brought only in a state or federal court in New York, New York or in Broward County or Palm Beach County, Florida. All Parties expressly waive any rights to a jury trial. In any lawsuit, the prevailing party shall be entitled to attorneys’ fees and costs.
               9.5. Time of Essence. For purposes of this Agreement, time is of the essence.
               9.6. Authorization. Each person signing this Agreement represents that they have the full authority to execute it on behalf of the Parties for whom they are signing.
               9.7. Binding Effect and No Assignment. This Agreement is binding upon, and inures to the benefit of, all Parties and on each of their respective predecessors, successors, and assigns. Neither party to this Agreement shall assign this Agreement or any right or obligations under this Agreement without (a) providing prior written notice to the other party of its intent to assign and (b) obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld. However, no prior written consent to assign shall be required for Acorn to assign this Agreement and/or its rights or obligations hereunder to any person or entity approved in writing by all of the Noteholders.
               9.8. Headings. Any headings of the sections, paragraphs and subparagraphs of this Agreement are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.
               9.9. Waiver. No waiver of any provision of, or of any right or remedy under, this Agreement shall be binding or effective unless expressly made in a writing signed and delivered by the party against which it operates, and no waiver of any given provision, right, or remedy shall operate or be construed as a continuing waiver or as a waiver of any other provision, right or remedy, unless expressly so stated in such a writing.
               9.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall comprise a single legal instrument. Either party may enter into and become bound by this Agreement by executing and delivering any such counterpart.
               9.11. Sales of Eligible Policies. The parties understand that Acorn and the Sovereign Entities’ right to sell an Eligible Policy applies only to Eligible Policies that may from time to time be owned by the Sovereign Entities. Generally, Eligible Policies are not owned by the Sovereign Entities.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal, as of the day and year first above written.

SOVEREIGN LIFE FINANCING, LLC
By:	/s/ Jonathan Neuman
	Name:	Jonathan Neuman
	Title:	President

IMPERIAL PREMIUM FINANCE, LLC
By:	/s/ Jonathan Neuman
	Name:	Jonathan Neuman
	Title:	President

ACORN CAPITAL GROUP, LLC
By:	/s/ Paul Seidenwar
	Name:	Paul Seidenwar
	Title:	President

With the sole purpose of legally binding NFF Partners, LLC, a Delaware limited liability company, to the provisions of Section 6.6 and Section 9.2 of this Settlement Agreement

NFF PARTNERS, LLC
By:	/s/ Mark Sullivan
	Name:	Mark Sullivan
	Title:	Authorized Signatory

EXHIBIT A
LIST OF AGREEMENTS BETWEEN PARTIES
EXPRESSLY TERMINATED UNDER SETTLEMENT AGREEMENT
Credit Agreement dated April 4, 2007 between Acorn, Sovereign and IPF (and any amendments thereto)
Letter Agreement dated April 4, 2007 between Sovereign and Acorn
Notes (or the applicable portion thereof) issued under the Credit Agreement to fund premium payments for insurance policies that have lapsed prior to April 30, 2009.
Security Agreement dated April 4, 2007 between Sovereign and Imperial
Security Agreement dated April 4, 2007 between Sovereign and Acorn
Parent Pledge Agreement dated April 4, 2007 between IPF and Acorn
Master Account (Control) Agreement dated April 4, 2007 between Sovereign Life, Sovereign Bank and Acorn (to be subsequently terminated in accordance with Section 2.4 of the Settlement Agreement)
Guaranty dated November 16, 2007 between Imperial Holdings, LLC and Acorn
Validity Guaranty dated April 4, 2007 between Jonathan Neuman and Acorn
Validity Guaranty dated April 9, 2007 between Antony Mitchell and Acorn

EXHIBIT B
SECURED REGISTERED PROMISSORY NOTE

“Effective Date”:	[Month, Day, Year]
“Insurance Policy”:	[Insurance Company and Policy No.]
“Insured”:	[Insured named in Insurance Policy]
“Initial Principal Amount”:	XXXX
“Interest Rate”:	14.5%
“Borrower”:	Sovereign Life Financing, LLC
“Lender”:	[Name of Applicable Noteholder]
     FOR VALUE RECEIVED, the Borrower promises to pay to the Lender, at such place as the Lender from time to time may designate in writing, the Initial Principal Amount together with interest, from the Effective Date, at the Interest Rate and in the manner set forth below.
     1. Definitions. The following terms have the meanings set forth below:
          (a) “Borrower” has the meaning set forth in the heading of this Note.
          (b) “Collateral” has the meaning set forth in Section 9(a) herein.
          (c) “Disposition Event” has the meaning set forth in Section 7 herein.
          (d) “Effective Date” has the meaning set forth in the heading of this Note.
          (e) “Event of Default” has the meaning set forth in Section 11 herein.
          (f) “Governmental Authority” shall mean the government of the United States of America or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions.
          (g) “Grantors” has the meaning set forth in Section 9(a) herein.
          (h) “Imperial” means Imperial Premium Finance LLC, a Florida limited liability company.
          (i) “Initial Principal Amount” has the meaning set forth in the heading of this Note.
          (j) “Insurance Policy” has the meaning set forth in the heading of this Note.
          (k) “Interest Rate” has the meaning set forth in the heading of this Note.
          (1) “Lender” has the meaning set forth in the heading of this Note.

          (m) “Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.
          (n) “Maturity Date” has the meaning set forth in Section 3 herein.
          (o) “Maximum Permissible Rate” has the meaning set forth in Section 14 herein.
          (p) “Permitted Encumbrances” means, collectively, the lien created pursuant hereto and liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with U.S. generally accepted accounting principles have been taken.
          (q) “Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust or other entity.
          (r) “Post-Default Rate” has the meaning set forth in Section 4 herein.
          (s) “Proceeds” has the meaning given that term in the UCC.
          (t) “Register” has the meaning set forth in Section 15 herein.
          (u) “Secured Obligations” has the meaning set forth in Section 9(b) herein.
          (v) “Settlement Agreement” has the meaning set forth in Section 13 herein.
          (w) “Supplemental Funding” has the meaning set forth in Section 4.4 of the Settlement Agreement.
          (x) “UCC” means Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, if by mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest granted hereunder in the Collateral is governed by the Uniform Commercial Code of a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions hereof relating to such perfection or effect of perfection or non-perfection.
          (y) “Underlying ILIT Loan Documents” means (i) each promissory note issued or assigned to Borrower or Imperial in connection with a premium finance loan made by Borrower or Imperial to a borrower to permit such borrower to pay insurance premiums and related expenses on the Insurance Policy (each, an “ILIT Note”) and (ii) each loan application, loan agreement, policy guaranty, collateral assignment, security agreement and each other agreement, instrument or document executed or delivered in connection with an ILIT Note as each may be amended, supplemented or otherwise modified from time to time and all other loan documents and loan files of the Grantors directly related to the Collateral.

     2. Payments and Computations. Interest on the Initial Principal Amount of this Note shall be computed on the basis of a 360-day year and 30-day month, as the case may be, and actual days elapsed (including the first day but excluding the date of payment) occurring in the period for which payable. Interest shall only accrue on the Initial Principal Amount outstanding from time to time, as such Initial Principal Amount may be adjusted to reflect prepayments made in accordance herein. Whenever any payment under this Note would be due on a weekend day or federal holiday, such due date shall be extended to the next succeeding day that is not a weekend day or federal holiday, and any such extension of such due date shall in such case be included in the computation of payment of interest or any fees, as the case may be.
     3. Repayment of Note and Automatic Cancellation.
          (a) Borrower hereby promises to repay Lender on May 31, 2010, or in the case of Supplemental Funding: the earlier of (i) the date that is thirteen (13) months following the Effective Date or (ii) the occurrence of an event of default under any other promissory note issued by Borrower with respect to the Insurance Policy (the “Maturity Date”) the Initial Principal Amount with interest accrued thereon at the Interest Rate. Borrower also promises to pay Lender on the Maturity Date an additional interest amount of $ ___.
          (b) The Lender acknowledges and agrees that this Note is a Note issued pursuant to the Settlement Agreement and that the Note is subject to the cancellation provisions contained in Section 6 of the Settlement Agreement. The Lender acknowledges and agrees that this Note will be automatically satisfied, cancelled and will be null and void upon the occurrence of any event described in Sections 6.1, 6.2, 6.3, 6.4 or 6.5 of the Settlement Agreement. Sections 6.1, 6.2, 6.3, 6.4 and 6.5 of the Settlement Agreement are hereby incorporated by reference.
     4. Interest. Accrued interest on this Note shall be payable on the date of payment or prepayment of principal amounts owed under this Note. Notwithstanding the foregoing, Borrower hereby promises to pay Lender interest at the rate of 15% (the “Post-Default Rate”) on any amount outstanding hereunder if an Event of Default has occurred and has continued for a period in excess of fifteen (15) days after Borrower has received written notice from the Lender of the occurrence of an Event of Default. If applicable, the Post-Default Rate will be paid for the period commencing on the date the Event of Default occurred and ending on the date the Event of Default has been cured.
     5. Secured Registered Promissory Note. This Note shall be a secured registered promissory note in favor of Lender. Upon the issuance of this Note, a notation will be made in the Register (defined herein). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower may treat each person whose name is recorded in the Register as “Lender” hereunder for the purposes of this Note. The Register shall be available for inspection at any reasonable time and from time to time upon reasonable prior notice. Until Lender has notified Borrower that a Note has been assigned pursuant to Section 15 and that the assignee’s name and address and the principal amount of this Note being assigned has been recorded in the Register, Borrower shall recognize Lender as “Lender” with respect to such Note. For purposes of this Note any reference to “Lender” shall include any person which may become a registered holder of the Note. This Note issued hereunder will be a registered instrument and will be registered as to both principal and interest.

     6. Authorized Prepayments of Note. Borrower may prepay amounts owed under this Note at any time. However, prior to any prepayment, Borrower must provide Lender no less than five (5) days prior written notice of Borrower’s intention to make a prepayment. Mandatory Prepayment. If (a) the Insurance Policy is sold by Borrower or Imperial (in connection with the exercise of its rights under any loans made to the owner of the Insurance Policy or with the consent of the owner of the Insurance Policy), (b) the insured under the Insurance Policy shall die, (c) if the Borrower or Imperial shall receive any payments from the owner of the Insurance Policy in satisfaction of obligations incurred under the Underlying ILIT Loan Documents or (d) the Insurance Policy is successfully contested such that the premiums received by the issuer in connection with the Insurance Policy are repaid to the owner of the Insurance Policy, Borrower, Imperial or any other Person under their control (each, a “Disposition Event”), a portion of the proceeds of such Disposition Event equal to the unpaid principal plus accrued interest shall be applied, first, to pay all accrued and unpaid interest on this Note and second, to pay all outstanding principal amounts due on this Note.
     7. Books and Records. Borrower and Imperial will each keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities as it relates to this Note and the Collateral.
     8. Collateral and Information Regarding Collateral.
          (a) Each of Borrower and Imperial (each, a “Grantor” and together the “Grantors”) hereby grants to U.S. Bank, as collateral agent (together with its successors and assigns, the “Secured Party”), for the benefit of Lender, a first priority security interest in and right of set-off against, and assigns to Secured Party, for the benefit of Lender, all of such Grantor’s now existing or hereafter arising rights, title, interest, powers and privileges in and to the following assets of such Grantor (collectively, the “Collateral”):
               (i) the Grantor’s right and interest in the insurance policy listed in the heading of this Note (the “Insurance Policy”);
               (ii) the Underlying ILIT Loan Documents relating to the Insurance Policy; and
               (iii) all Proceeds or products of any and all of the foregoing.
          (b) The Collateral shall secure the full and prompt payment, performance and discharge when due (whether at stated maturity, by acceleration or otherwise) of all indebtedness of Borrower arising under or in connection with this Note, whether now or hereafter existing and whether for principal or interest (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (collectively, the “Secured Obligations”).
     9. Representations, Warranties and Agreements. The Borrower hereby represents, warrants and agrees as follows:

          (a) Title. Grantors (i) have good title to each item of Collateral in existence on the date hereof, free and clear (except with respect to Permitted Encumbrances) of all Liens except for the Lien in favor of Secured Party, (ii) will have, at the time Grantors acquire any rights in Collateral hereafter arising, good title to each such item of Collateral free and clear (except with respect to Permitted Encumbrances) of all Liens except for the Lien in favor of Secured Party, (iii) will keep all Collateral free and clear (except with respect to Permitted Encumbrances) of all Liens except for the Lien in favor of Secured Party, and (iv) will defend the Collateral against all claims or demands of all Persons other than Secured Party. Except as otherwise specifically set forth in the Settlement Agreement, without the prior written consent of Secured Party, Grantors will not redeem, sell or otherwise dispose of, or grant any option with respect to, the Collateral or any interest therein.
          (b) First Priority Security Interest. This Note is effective to create a valid security interest in the Collateral. Upon the making of the appropriate filings pursuant to the UCC, Secured Party will have a perfected first priority security interest in the Collateral described in such filing to the extent perfection of such security interest is governed by Article 9 of the UCC (the “Article 9 Collateral”), securing the payment of the Secured Obligations.
          (c) Chief Executive Office. Each Grantor’s respective chief executive office and principal place of business is located at the address set forth in Section 9 of the Settlement Agreement.
          (d) Rights to Payment. To the knowledge of Grantors, each right to payment and each instrument, document, and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to Secured Party) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in Grantors’ respective records pertaining thereto as being obligated to pay such obligation. Grantors will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, except in the ordinary course of business and in accordance with past practices of Grantors, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor; provided, that no material modification or amendment shall be made to any Underlying ILIT Loan Document or Insurance Policy constituting Collateral, nor shall Grantors agree to any forbearance, release or cancellation of any obligation related to an Underlying ILIT Loan Document or Insurance Policy constituting Collateral.
          (e) Lender’s Right to Take Action. Each Grantor irrevocably authorizes Secured Party (or its designee) at any time and from time to time to file in any jurisdiction any financing or continuation statement and amendment thereto or any registration of charge, or otherwise, containing any information required under the UCC or the law of any other applicable jurisdiction (in each case, without the signature of Grantors to the extent permitted by applicable law), necessary or appropriate in the judgment of Secured Party to perfect or evidence its first priority security interest in, and Lien on the Collateral. Each Grantor agrees to provide to Secured Party (or its designee) any and all information required under the UCC or the law of any other applicable jurisdiction for the effective filing of a financing statement and/or any amendment thereto or any registration of charge, mortgage or otherwise.

          (f) Miscellaneous Covenants. The Borrower will or will cause Imperial to:
               (i) furnish to Secured Party prompt written notice of any change (1) in any trade name used to identify such Grantor in the conduct of its business or in the ownership of its properties, (2) in the location of such Grantor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to this Note and the Collateral, (3) in such Grantor’s identity or corporate structure, (4) in such Grantor’s Federal Taxpayer Identification Number or (5) in such Grantor’s jurisdiction of organization. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Secured Party to continue at all times following such change to have a perfected security interest in the Collateral.
               (ii) promptly notify Secured Party if its rights in any Collateral are impaired in any material respect;
               (iii) at all reasonable times and upon receipt of at least five (5) business days’ prior notice, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Grantors’ books and records pertaining to the Collateral;
               (iv) keep accurate and complete records pertaining to the Collateral;
               (v) if Secured Party at any time so requests, promptly deliver to Lender any instrument or document constituting Collateral not previously delivered to Secured Party, duly endorsed or assigned by Grantors;
               (vi) from time to time execute such financing statements and other documents as Lender may reasonably require in order to perfect the Lien and security interest granted hereunder;
               (vii) if either Grantor obtains any knowledge of any insolvency or bankruptcy proceeding of any type instituted by or with respect to the issuer of the Insurance Policy, promptly notify Secured Party of the same;
               (viii) not exercise any right or take any action with respect to the Collateral that would dilute or adversely affect Secured Party’s rights in the Collateral or impose any restriction upon the sale, transfer or disposition thereof.
     11. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of Borrower, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:
          (a) Borrower shall fail to pay when due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) the principal of, or interest on, or under this Note.

          (b) Borrower shall (i) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (v) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any company action for the purpose of effecting any of the foregoing.
          (c) A case or other proceeding shall be commenced against Borrower seeking (i) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower, or of all or any substantial part of the assets, domestic or foreign, of Borrower, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) days.
          (d) Secured Party shall cease to have a first priority perfected security interest in any Article 9 Collateral due to any action or inaction of the Grantors.
          (e) Either of the following shall occur with respect to the Insurance Policy: (i) a determination is made by any Governmental Authority that there is no insurable interest in respect to the Insurance Policy, or (ii) a change of law shall occur such that an insurable interest with respect to the Insurance Policy is subject to challenge.
     12. Remedies.
          (a) Upon the occurrence and during the continuation of any Event of Default hereunder, and after the lapse of a fifteen (15) day cure period set forth in the last sentence of this paragraph, Secured Party may, at its option, declare all of the Secured Obligations or any of them, notwithstanding any provisions thereof, immediately due and payable and the same thereupon shall immediately become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. Secured Party may thereupon exercise from time to time any and all rights and remedies of a secured party under the UCC (or any other laws in effect in any jurisdiction where any rights and remedies may be asserted) and any and all rights and remedies available to it as a result of this Note including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral (including, without limitation, the right to sell, transfer, pledge or redeem any and all of the Collateral) as if Secured Party were the sole and absolute owner thereof (and Grantors agrees to take all such action as may be appropriate to give effect to such right). In addition, upon the occurrence and continuation of any Event of Default hereunder and after the lapse of a fifteen (15) day cure period set forth in the last sentence of this paragraph, Secured Party and/or its representatives shall be permitted to send and discuss with account debtors and other obligors under the Underlying ILIT Loan Documents requests for verifications of amounts owed to Grantors thereunder. Notwithstanding the foregoing, Borrower shall have fifteen (15) days to cure any Event of Default that can be cured upon written notice from Lender.
          (b) Without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by applicable law referred to below) to or upon Grantors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by applicable law), may upon the occurrence and continuation of any Event of Default hereunder and after the lapse of a fifteen (15) day cure period set forth in Section 12(a) above, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, redeem, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Grantors, which right or equity is hereby waived or released to the fullest extent permitted by applicable law. To the fullest extent permitted by applicable law, Grantors waive all claims, damages and demands they may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
          (c) The proceeds of any collection, sale, or other realization of all or any part of the Collateral pursuant hereto shall be applied to the Secured Obligations in such order as Secured Party may elect.
          (d) For the purpose of carrying out the provisions of this Section 12, and taking any action and executing any instruments, endorsements or assignments which Lender may deem necessary or advisable to accomplish the purposes hereof, each Grantor hereby makes, constitutes and appoints Lender (or its designee) its attorney-in-fact with full power of substitution, to act in its place and stead, from time to time and at all times, in order to carry out the foregoing. Such appointment is irrevocable and coupled with an interest.
          (e) The powers conferred on Secured Party hereunder are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantors for any act or failure to act hereunder. Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and Secured Party needs not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Grantors may have against prior parties, to realize on the

Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.
     13. Notices. Any notice or other communication required in connection with this Note shall be provided in the manner set forth in the Settlement Agreement dated May 19, 2009 (the “Settlement Agreement”).
     14. Usury. Anything to the contrary notwithstanding, the obligations of Borrower under this Note shall not exceed the maximum non-usurious interest rate (the “Maximum Permissible Rate”), if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received under applicable law. If interest payable under this Note would exceed the Maximum Permissible Rate, such interest payment shall automatically be reduced under this Note to the maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of this Note.
     15. Assignment. (a) Lender may, upon prior written notice to Borrower of no less than five (5) business days, assign to any person all or a portion of Lender’s rights and obligations under this Note; provided that Lender may not assign any of its rights or obligations under this Note to any person that is engaged in making loans to finance the premiums on insurance policies. (b) An affiliate of the Lender shall maintain, on behalf of Borrower, a register for the recordation of the names and addresses of each assignee and the Initial Principal Amount owing to the Lender and each assignee from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, and the Lender may treat each person whose name is recorded in the Register as Lender hereunder for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
     16. Governing Law. This Note shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.
     17. Cancellation and Return of Note to Borrower. Upon the occurrence of any of the events set forth in Section 6 or Section 2.4 of the Settlement Agreement, this Note shall be automatically be deemed satisfied, cancelled, null and void. Upon the occurrence of an event set forth in Section 6 of the Settlement Agreement, Lender (or the holder of this Note) shall return this Note to Borrower. Upon the cancellation of this Note, Lender shall cause Secured Party to take all reasonable steps to terminate the security interest and clear any liens on the Insurance Policy, including, without limitation, the filing of UCC termination statements.
     18. Continuing Security Interest. Except where this Note is cancelled pursuant to Section 17 above, this Note shall create a continuing security interest in the Collateral and shall remain in full force and effect until the indefeasable payment in full of the Secured Obligations and all other amounts payable under this Note. Upon the indefeasable payment in full of the Secured Obligations and all other amounts payable under this Note, the security interest granted in this Note shall terminate and all rights to the Collateral shall revert to Grantors. Upon any such termination, Lender shall cause the Secured Party to (i) return to Grantors such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Note, and (ii) execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.
[Signature page on following page]

WHEREFORE, Borrower and Imperial have voluntarily executed this Note on this day of 2009.

SOVEREIGN LIFE FINANCING, LLC
By:
	Name:	Jonathan Neuman
	Title:	President

STATE OF FLORIDA	)
	)	SS.
COUNTY OF PALM BEACH	)		COUNTY OF PALM BEACH
     I HEREBY CERTIFY that the foregoing instrument was acknowledged before me this day of                                          2009 by                                                                                  as                      of Sovereign Life Financing, LLC. He/she is personally known to me and/or produced an identification.

Notary Public My Commission Expires: Seal:

IMPERIAL PREMIUM FINANCE, LLC
By:
	Name:	Jonathan Neuman
	Title:	President

STATE OF FLORIDA	)
	)	SS.
COUNTY OF PALM BEACH	)
     I HEREBY CERTIFY that the foregoing instrument was acknowledged before me this day of                                          2009 by                                                                                  as                      of Imperial Premium Finance, LLC. He/she is personally known to me and/or produced an identification.

Notary Public My Commission Expires: Seal:

EXHIBIT C
LIST OF ELIGIBLE POLICIES AND AMOUNT FOR NEW NOTE TO BE ISSUED FOR
EACH ELIGIBLE POLICY UPON EXECUTION OF THIS AGREEMENT
[SEE ATTACHED]

Interest calculated to 5/14/09

							Interest
Last Name			Interest		Interest	Subsequent	Subsequent	Total	Total	Maturity
[Insureds’ Names Omitted]	First Name	Total Tranche A	Tranche A	Total Tranche B	Tranche B	Fundings	Fundings	Principal	Interest	Date

		282,285.71	40,021.84	—		—	—	282,285.71	40,021.84	31-May-10
		137,085.90	39,092.33	—	—	40,653.93	1,663.89	177,739.83	40,756.22	31-May-10
		—		544,959.74	63 218.69	—		544,959.74	63,218.69	31-May-10
		179,046.00	43,990.61	—	—	—		179,046-00	43,990.61	31-May-10
		—	—	94,973.68	10,410.18		—	94,973.68	10,410.18	31-May-10
		72,774.49	19,668.32	—	—	—	—	72,774.49	19,668.32	31-May-10
		82,215.00	20,133.54	—		—		82,215.00	20,133.54	31-May-10
		42,245.32	11,658.40	—	—	8,261.95	32629	5,050,727	11,984.69	31-May-10
		62,158.60	10,865.67	—	—			82,158.60	10,865.87	31-May-10
		51,356 97	13,011.15	—		—	—	51,356.97	13,011.15	31-May-10
		53,439.75	2,677.84	—	—	—	—	53,439.75	12,677.84	31-May-10
		213,170.30	53,405.08	—		39,147.46	1,757.02	252,317.76	55,162.10	31-May-10
		76,580.74	21,128.84	—	—			76,580.74	21,128.84	31-May-10
		182,050.40	46,121.96	—	—	—	—	182,050.40	46,121.96	31-May-10
		197,701.70	33 126.02	—	—	—	—	197,701.70	33,126.02	31-May-10
		97,571.95	16 348.72	—	—	—	—	97,571.95	16,348.72	31-May-10
		67,050.90	12,63a09	—	—	—		67,050.90	12,639.09	31-May-10
		223,706.03	31,536.33	—	—	—	—	223,706.00	31,536.33	31-May-10
		51,744.70	10,921.01	—	—	—	—	51,744.70	10,921.01	31-May-10
		79,915.01	18,733.41	—		—	—	79,915.01	18,733.41	31-May-10
		53,981.76	12,806.42	—	—	—	—	53,981.76	12,806.42	31-May-10
		131,604.90	29 631.21	—		25,000.69	795.51	156,605.59	30,426.72	31-May-10
		46,357.08	6,777.79	—			—	46,357.08	6,777.79	31-May-10
		100,986.41	27 862.43	—		—	—	100,936.41	27,862.43	31-May-10
		369,794.95	84,302.98	—		—	—	369,794.95	84,302.98	31-May-10
		369,794.95	84,302.98	—	—	—	—	369,794-5	84,302.98	31-May-10
		165 255.20	26 025.40	—	—	—	—	16,525,520	26,025.40	31-May-10
		199,457.65	28 117.99	—		—	—	199,457,65	28,117.99	31-May-10
		35,167.72	9,802.03	—	—	—	—	35,167.72	9,802.03	31-May-10
		342,014.40	94,362.72	—	—	—	—	342,014.40	94,362.72	31-May-10
		117,374.60	29,738.53	—	—	—	—	117,374.60	29,736.53	31-May-10
		47,530.42	8,959.48	—	—		—	47,530.42	8,959.48	31-May-10
		148,385.90	30,062.57	—	—	—	—	148,3-.90	30,062.57	31-May-10

							Interest
Last Name			Interest		Interest	Subsequent	Subsequent	Total	Total	Maturity
[Insureds’ Names Omitted]	First Name	Total Tranche A	Tranche A	Total Tranche B	Tranche B	Fundings	Fundings	Principal	Interest	Date

		227,008.81	33,190.58	—	—	—	—	227,008.81	33,190.58	31-May-10
		4,920,720	13,715.14			—	—	4,920,720	13,715.14	31-May-10
		283,083.50	76,507.25	—	—	—	—	283,083.50	76,507.25	31-May-10
		182,243.25	41 032.57	—	—			18,224,325	41 032 57	31-May-10
		—	—	117,862.88	12,247.92	—	—	117,862.88	12,247.92	31-May-10
		—	—	358,059.80	37,208.38	—	—	358,059.80	37,208.38	31-May-10
		41,096.34	11,106.86	—	—	—	—	41,096.34	11,106.86	31-May-10
		26,094,727	65.374.56	—		41,244.27	1,312.37	302,191.64	66,686.93	31-May-10
		107,818.38	22,755.67	—	—	27,484.28	774.9	135,302.66	23,530.57	31-May-10
		—	—	281,790.72	30,826.13	—	—	281,790.72	30,826.13	31-May-10
		108,600.94	15,309.72	—	—		—	108,600.94	15,309.72	31-May-10
		46,306.33	13,205.02	—	—	10,888.09	489.12	57,194.42	13,694.14	31-May-10
		56,872.48	13,698.37	—	—		—	56,872.48	13,688.37	31-May-10
		101,515.83	15,987.33	—		—	—	101,515.83	15,987.33	31-May-10
		147,971.78	42,196.62					147,971.78	42,196.62	31-May-10
		192,768.80	52,098.45	—	—	52,390.09	1,228.77	245,158.89	53,327.22	31-May-10
		233,551.50	47,316.89	—	—	—	—	233 551.50	47,316.89	31-May-10
		—	—	341700.14	37156.7	27040.17	522.78	368,740.31	37,679.48	31-May-10
		—	—	868353.7	129408.82	—	—	868,353.70	129,408.82	31-May-10
		313,773.04	76,839.53	—		—	—	313,773.04	76,839.53	31-May-10
		119,303.10	34,021.27		—	—	—	119,303.10	34,021.27	31-May-10
		133,218.75	22,321.54	—	—	40082.6	1100.91	173,301.35	23,422.45	31-May-10
		198,067.10	50,738.19	—	—	—	—	198,067.10	50,738.19	31-May-10
		89,827.50	21,997.76	—	—	—	—	89,827.50	21,997.76	31-May-10
		144,870.95	41,312.37	—	—	—	—	144,870.95	41,312.37	31-May-10
		100,992.50	28,799.69	—	—	—		100,992.50	28,799.69	31-May-10
		—	—	68454.13	7474.1	—	:	68,454.13	7,474.10	31-May-10
		79,8-.33	12,567.60	—	—	—	—	79,801.33	12,567.60	31-May-10
		—	—	945323.29	146971.51	111966.53	3156.83	1,057,289.82	150,128.35	31-May-10
		—	—	83672.05	12469.46	9195.02	77.77	92,867.07	12,547.23	31-May-10
		129,026.80	31,597.23	—	—	—		129,026.80	31,597.23	31-May-10

							Interest
Last Name			Interest		Interest	Subsequent	Subsequent	Total	Total	Maturity
[Insureds’ Names Omitted]	First Name	Total Tranche A	Tranche A	Total Tranche B	Tranche B	Fundings	Fundings	Principal	Interest	Date

		142,222.82	38,494.98	—		—	—	142,222.82	38,494.98	31-May-10
		104,220.20	1,641,323.00	—		—	—	104,220.20	16,413.23	31-May-10
		67,253.90	17,228.21	—		—	—	67,253.90	17,228.21	31-May-10
		91,969.15	15,409.94	—	—	15200.81	336.74	107,169.96.	15,746.68	31-May-10
		89,355.53	14,072.25	—	—	—	—	89,355.53	14,072.25	31-May-10
		189,037.66	31,674.31	—	—	—	—	189,037.66	31,674.31	31-May-10
		89,827.50	24,277.13	—	—	—		89,827.50	24,277.13	31-May-10
		54,975.45	12,687.87			—	—	54,975.45	12,687.87	31-May-10
		40,251.86	5,706.82		—	—	—	40,251.86	5,706.82	31-May-10

Total of 73 Policies		$8,496,792.97	$1,887,485.64	$3,705,150.11	$487,391.89	$448,555.89	$13,542.91	$12,650.498.97	$2,388,420.44

EXHIBIT D
GENERAL RELEASE
KNOW ALL PERSONS BY THESE PRESENTS:
     In conjunction with and subject to the terms and conditions of a written Settlement Agreement of even date herewith (the “Settlement Agreement”), and for good consideration, the receipt and sufficient of which is hereby acknowledged, Acorn Capital Group, LLC (“Acorn”), on behalf of itself and its successors and assigns, hereby irrevocably remises, releases, acquits and forever discharges Sovereign Life Financing, LLC, Imperial Premium Finance, LLC, Imperial Holdings, LLC, their respective affiliates, principals, officers, directors, successors and assigns including but not limited to Anthony Mitchell and Jonathan Neuman (personally and as corporate representatives) (collectively, the “Releasees”), of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which Acorn ever had, now has, or which any employee, personal representative, successor, agent, heir or assign of Acorn, hereafter can, shall or may have, against the Releasees, for, upon or by reason of any act, omission or matter (without exception and whether known or unknown) arising from the beginning of the world through the date of this General Release including, but not limited to, any matter relating to any prior agreements between Acorn and any of the Releasees. Notwithstanding the foregoing, nothing contained in this General Release shall release, discharge, modify or affect any obligations arising under the Settlement Agreement or the Notes or Security Documents executed and delivered pursuant thereto or in connection therewith.
WHEREFORE, ACORN HAS VOLUNTARILY EXECUTED THIS AGREEMENT ON THE DATE SHOWN BELOW.
Dated: May 19, 2009

ACORN CAPITAL GROUP, LLC
By:
	Name:	Paul Seidenwar
	Title:	President

EXHIBIT E
GENERAL RELEASE
KNOW ALL PERSONS BY THESE PRESENTS:
     In conjunction with and subject to the terms and conditions of a written Settlement Agreement of even date herewith (the “Settlement Agreement”), and for good consideration, the receipt and sufficient of which is hereby acknowledged, Sovereign Life Financing, LLC (“Sovereign”) and Imperial Premium Finance, LLC (“Imperial”) (the “Releasing Parties”), on behalf of themselves and their respective successors and assigns, hereby irrevocably remise, release, acquit and forever discharge Acorn Capital Group, LLC, its affiliates, principals, officers, directors, successors and assigns (collectively, “Acorn”), of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which the Releasing Parties ever had, now has, or which any employee, personal representative, successor, agent, heir or assign of the Releasing Parties, hereafter can, shall or may have, against Acorn, for, upon or by reason of any act, omission or matter (without exception and whether known or unknown) arising from the beginning of the world through the date of this General Release including, but not limited to, any matter relating to any prior agreements between Acorn and any of the Releasing Parties. Notwithstanding the foregoing, nothing contained in this General Release shall release, discharge, modify or affect any obligations arising under the Settlement Agreement or the Notes or Security Documents executed and delivered pursuant thereto or in connection therewith.
WHEREFORE, SOVEREIGN AND IMPERIAL HAVE VOLUNTARILY EXECUTED THIS AGREEMENT ON THE DATE SHOWN BELOW.
Dated: May 19, 2009

SOVEREIGN LIFE FINANCING, LLC
By:
	Name:	Jonathan Neuman
	Title:	President

IMPERIAL PREMIUM FINANCE, LLC
By:
	Name:	Jonathan Neuman
	Title:	President

EXHIBIT F
FORM OF FUNDING NOTICE
FUNDING NOTICE
PART I: POLICY INFORMATION PROVIDED BY SOVEREIGN
Insured(s):
Insurer:
Policy No.: _____________________
Projected Policy Lapse Date: ____________
Premium Needed to Keep Policy In Force: ____________
Acorn’s 10 Days Notification Deadline Under Agreement: ____________
Date That Funding Notice Is Sent to Acorn by Sovereign: ____________
Method Used to Send to Acorn Funding Notice (check all that apply):
Facsimile ___ Overnight Mail ___ Certified U.S. Mail ___
Date Part II of Funding Notice Must be Completed by Acorn and Received by Sovereign: ___
PART II: ACORN’S INTENTION REGARDING FUTURE PREMIUM
Acorn hereby provides notice to Sovereign that it will ___/ will not ___ (check one) fund the amount of the premium mentioned above needed to keep the above-referenced policy in force beyond the projected policy lapse date.

By:
Name:
Title:

Date That Funding Notice Is Returned by Acorn to Sovereign: ____________
Method Used to Return to Sovereign Funding Notice (check all that apply):
Facsimile ___ Overnight Mail ___ Certified U.S. Mail ______

EXHIBIT G
LIST OF INSURANCE POLICIES WITH SPECIAL NOTIFICATION DEADLINE
[SEE ATTACHED]

Exhibit G
List of Insurance Policies with Special Notification Deadline
POLICIES
CURRENTLY IN
GRACE

					Acorn’s
			Policies Currently in	Polices Currently in	Notification
First	Last	Policy #	Grace Date Due	Grace Amount Due	Deadline
	Insureds’ names and policy numbers omitted		5/20/2009	$14,859.79	5/19/2009
			5/22/2009	$6,313.37	5/21/2009
			5/23/2009	$17,481.26	5/21/2009
			5/25/2009	$104,361.92	5/21/2009
			5/30/2009	$23,668.63	5/23/2009
			5/31/2009	$20,462.46	5/23/2009
			6/6/2009	$5,864.26	5/29/2009
			6/8/2009	$111,546.00	6/1/2009
			6/11/2009	$28,826.21	6/4/2009
			6/14/2009	$27,486.12	6/5/2009
			6/15/2009	$32,984.02	6/8/2009
			6/16/2009	$64,328.36	6/9/2009
	Total of 13 policies		6/19/2009	$24,175.11	6/12/2009
Notwithstanding any other provisions of the Settlement Agreement, if Acorn does not provide notice of its intent to fund an Eligible Policy set forth in this Exhibit G by the Notification Deadline set forth herein for such policy, any and every Note issued by Sovereign under the Settlement Agreement that refers to the Eligible Policy shall automatically be deemed satisfied, cancelled, null and void. Sovereign shall be returned the Note within five (5) business days of having requested its return from Acorn.

EXHIBIT H
DISPOSITION EVENTS
IN ACCORDANCE WITH SECTION 3.5 OF THE SETTLEMENT AGREEMENT, A
DISPOSITION EVENT HAS OCCURRED FOR EACH OF THE FOLLOWING TWO
ELIGIBLE POLICIES:

Policy #	First Name	Last Name

[Policy Numbers and Insureds’ Names omitted]